Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231419 on Form S-8 of our report dated April 24, 2020 relating to the financial statements of Greenlane Holdings, Inc. appearing in this Annual Report on Form 10-K of Greenlane Holdings, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Boca Raton, Florida
April 24, 2020